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                                                                 EXHIBIT 24.11



                              POWER OF ATTORNEY


         The undersigned hereby constitutes and appoints W. James Farrell, Stewart S. Hudnut, John D. Nichols and Harold B. Smith, and each of them, his true and lawful attorneys-in-fact, each with full power and authority (acting alone and without the others), for the purpose of executing, in the name and on behalf of the undersigned as a director and/or officer of Illinois Tool Works Inc., a Delaware corporation (the "Company"), a registration statement on Form S-4 for the registration under the Securities Act of 1933, as amended, of the Company's common stock in connection with the Company's acquisition of Medalist Industries, Inc., and any and all amendments to such registration statement, and to deliver on behalf of the undersigned such registration statement and any and all amendments thereto, as each thereof is so executed, for filing with the Securities and Exchange Commission. The undersigned hereby grants unto such attorneys-in-fact, and any of them, full power of substitution and revocation in the premises, and hereby ratified and confirms all that such attorneys-in-fact, or any of them, may do or cause to be done by virtue of these presents.


Dated: February 16, 1996                      /s/ John D. Nichols
                                              -------------------------
                                              John D. Nichols